As filed with the Securities and Exchange Commission on January 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST AMERICAN FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	26-1911571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 First American Way

Santa Ana, California 92707-5913

(714) 250-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey S. Robinson, Esq.

Vice President, Secretary & Deputy General Counsel

First American Financial Corporation

1 First American Way

Santa Ana, California 92707-5913

(714) 250-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service or process)

With a copy to:

Gary Kashar

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer	☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit or Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	An unspecified aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at unspecified prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, First American Financial Corporation is deferring payment of all of the registration fee.

Prospectus

Debt securities

First American Financial Corporation may offer and sell debt securities from time to time, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of offering. We will provide the specific terms of any debt securities we offer for sale in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our debt securities. This prospectus may not be used to offer or sell debt securities unless accompanied by a prospectus supplement.

We may offer and sell the debt securities directly to you, through agents we select, or through underwriters or dealers we select. The prospectus supplement for each offering of debt securities will describe the plan of distribution for that offering.

Investing in our debt securities involves risks. You should carefully consider the risk factors included in our periodic reports, in other documents that we file with the Securities and Exchange Commission and that we include and incorporate by reference in the prospectus supplement relating to a particular offering of debt securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of the prospectus is January 24, 2013.

i

About this prospectus

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, the pricing supplement, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus, the applicable prospectus supplement and any related pricing supplement or free writing prospectus, together with the additional information incorporated by reference in this prospectus described below under “Incorporation by Reference” before making an investment in our debt securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or in any related pricing supplement or free writing prospectus filed by us with the SEC. We have not authorized, and any applicable underwriters have or will not authorize, any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer of the debt securities in any jurisdiction where the offer or sale is not permitted.

The prospectus supplement and, if necessary, the pricing supplement or free writing prospectus, will describe: the terms of the debt securities offered, any initial public offering price, the price paid to us for the debt securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the debt securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the debt securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.

In this prospectus, we use the terms “the Company,” “we,” “us” and “our” to refer to First American Financial Corporation and our consolidated subsidiaries or, for the periods prior to June 1, 2010, to the businesses of The First American Corporation, or TFAC, that became part of First American Financial Corporation in connection with the Separation (as defined below).

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

You may also obtain any of the incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

First American Financial Corporation

1 First American Way

Santa Ana, California 92707-5913

Attention: Secretary

(714) 250-3000

Documents may also be available on our website at http://www.firstam.com. Information contained on or connected to our website is not a prospectus, is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

Incorporation by reference

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 27, 2012;

•	our Proxy Statement on Schedule 14A, filed on April 9, 2012;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012, filed on May 1, 2012, July 30, 2012 and October 26, 2012, respectively;

•	our Current Reports on Form 8-K, filed on April 20, 2012, May 16, 2012, November 13, 2012, and November 14, 2012 (to the extent such reports are filed); and

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any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we sell all of the debt securities that may be offered by this prospectus.

Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the sale of all of the debt securities that may be offered by means of this prospectus and any applicable prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules.

To obtain copies of these filings, see “Where You Can Find More Information.”

Special note about forward-looking statements

Certain statements in this prospectus, any applicable prospectus supplement or pricing supplement, any related free writing prospectus and in documents incorporated by reference in this prospectus, including but not limited to those relating to:

•	the holding of and expected cash flows from debt securities and assumptions relating thereto;

•	the effect of lawsuits, regulatory examinations and investigations and other legal proceedings on our financial condition, results of operations or cash flows;

•	the effect of pending accounting pronouncements on our financial statements;

•	future actions to be taken in connection with our review of our agency relationships;

•	future payment of dividends;

•	the sufficiency of our resources to satisfy operational cash requirements;

•	the likelihood of changes in expected ultimate losses and corresponding loss rates and claim reserves,

•	savings to be achieved through expense management efforts;

•	our pursuit of targeted growth opportunities and evaluation of adjacent, complimentary business spaces;

•	the effect of a decrease in products or services purchased by or for the benefit of our most significant customers;

•	international expansion and the acceptance of title insurance internationally;

•	our continued practice of assuming and ceding large title insurance risks through reinsurance;

•	the competitive importance of price and quality and timeliness of service;

•	continued price adjustments;

•	the adequacy of the allowance against foreseeable loan losses;

•	potential future impairment charges and related assumptions;

•	the impact of uncertainty in general economic conditions and tight mortgage credit;

•	continued declines in foreclosure revenues, costs associated with defending insured’s title to foreclosed properties, and the impact of foreclosure matters on us;

•	our continued monitoring of order volumes and related staffing levels, and adjustments to staffing levels as necessary;

•	uncertainty and volatility in the current economic environment and its effect on title claims;

•	the variance between actual claims experience and projections and future reserve adjustments based on updated estimates of future claims;

•	improvement of specialty insurance profit margins as revenues increase;

•	the timing of claim payments;

•	expected maturity dates of certain assets and liabilities that are sensitive to changes in interest rates;

•	the United States government’s commitment to ensuring that Fannie Mae and Freddie Mac have sufficient capital to perform under guarantees issued and to meet their debt obligations;

•	assumptions underlying goodwill valuations;

•

the realization of tax benefits associated with certain losses, potential tax provisions in connection with the earnings of foreign subsidiaries and the adequacy of tax and related interest estimates in connection with examinations by tax authorities;

•	net actuarial loss and prior service credit relating to pension plans;

•	expected benefit and pension plan contributions, payments and investment strategy and return assumptions;

•	compensation cost recognition; and

•	reserves for liabilities allocated to us in connection with the separation from TFAC,

are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include:

•	interest rate fluctuations;

•	changes in the performance of the real estate markets;

•	volatility in the capital markets;

•	unfavorable economic conditions;

•	impairments in our goodwill or other intangible assets;

•	failures at financial institutions where we deposits funds;

•	changes in applicable government regulations;

•	heightened scrutiny by legislators and regulators of our title insurance and services segment and certain other of our businesses;

•	regulation of title insurance rates;

•	reform of government-sponsored mortgage enterprises;

•	limitations on access to public records and other data;

•	product migration;

•	changes in relationships with large mortgage lenders;

•	changes in measures of the strength of our title insurance underwriters, including ratings and statutory surpluses;

•	losses in our investment portfolio;

•	expenses of and funding obligations to the pension plan;

•	material variance between actual and expected claims experience;

•	defalcations, increased claims or other costs and expenses attributable to our use of title agents;

•	systems interruptions and intrusions, wire transfer errors or unauthorized data disclosures;

•	inability to realize the benefits of our offshore strategy;

•	inability of our subsidiaries to pay dividends or repay funds; and

•	other factors described in our reports that are incorporated by reference in this prospectus.

The forward-looking statements speak only as of the date they are made. Except as required by applicable law, we do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Our company

Through our subsidiaries, we are engaged in the business of providing financial services through our title insurance and services segment and our specialty insurance segment. The title insurance and services segment provides title insurance, closing and/or escrow services and similar or related services domestically and internationally in connection with residential and commercial real estate transactions. We also maintain, manage and provide access to title plant records and images and provide banking, trust and investment advisory services. Our specialty insurance segment issues property and casualty insurance policies and sells home warranty products.

First American Financial Corporation was incorporated in the state of Delaware in January 2008 to serve as the holding company of TFAC’s financial services businesses following the spin-off of those businesses from TFAC, or the Separation. The Separation was consummated on June 1, 2010, at which time our common stock was listed on the New York Stock Exchange under the ticker symbol “FAF.” In connection with the Separation, TFAC reincorporated in Delaware and assumed the name CoreLogic, Inc., or CoreLogic. The businesses operated by our subsidiaries have, in some instances, been in existence since the late 1800s.

Our principal executive offices are located at 1 First American Way, Santa Ana, California 92707-5913 and our telephone number is (714) 250-3000. Our website is http://www.firstam.com. Information contained on or connected to our website is not a prospectus, is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

Risk factors

Investing in our debt securities involves risk. Before you decide whether to purchase any of our debt securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or related free writing prospectus, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, and in our other filings with the SEC. For more information, see the section of this prospectus entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

Use of proceeds

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities offered hereunder for general corporate purposes, including, among other possible uses, acquisitions, funding for working capital, the repayment or repurchase of short-term or long-term debt or lease obligations, repurchase of our capital stock and other capital expenditures. We may also use the net proceeds for temporary investments until we need them for general corporate purposes.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Nine months ended September 30, 2012	Year ended December 31,
		2011	2010	2009	2008	2007

Ratio of Earnings to Fixed Charges(1)	10.0x	3.6x	4.6x	3.7x	(2)	(2)

(1)	For purposes of calculating this ratio, earnings consist of income (loss) before income taxes adjusted to exclude income or loss from equity investees and amortization of capitalized interest, plus distributed income of equity investees and fixed charges. Fixed charges are the sum of interest expense, amortization of deferred financing costs and one third of rent expense, which represents our reasonable approximation of the interest factor.

(2)	The amount of the deficiency was $107.9 million in 2008 and $206.8 million in 2007.

Description of the debt securities

This “Description of the Debt Securities” section contains a summary description of the debt securities that First American Financial Corporation may offer and sell from time to time. This summary description is not meant to be a complete description of the debt securities. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the debt securities being offered.

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that First American Financial Corporation may issue from time to time. We may offer non-convertible secured or unsecured debt securities, which may be senior or subordinated. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in one or more series under an indenture between us and U.S. Bank National Association, as trustee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement of which this prospectus is a part. Reference is made to the applicable prospectus supplement for the following terms of the debt securities of each series (if applicable):

•	title and aggregate principal amount;

•	any applicable subordination provisions for any subordinated debt securities;

•	whether the securities will be secured or unsecured;

•	the guarantors, if any, and the terms of any guarantees (including provisions relating to seniority, subordination, security and release of any guarantees);

•	whether the debt securities are exchangeable for other securities;

•	percentage or percentages of principal amount at which the debt securities will be issued;

•	issue and maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue;

•	dates on which interest will be payable and record dates for the determination of the holders to which interest will be payable on such payment dates;

•	the places where payments on the debt securities will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which the debt securities will be issued;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to a series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•

any other terms of the debt securities of such series and guarantees thereof, if any (which terms are not inconsistent with the provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture with respect the debt securities of such series and guarantees thereof, if any).

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture is, and the debt securities will be, construed in accordance with and governed by the laws of the State of New York.

Plan of distribution

We may sell the debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;
•	directly to purchasers;
•	through agents or dealers to purchasers;
•	through a combination of any of the foregoing methods of sale.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge debt securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned debt securities or, in an event of default in the case of a pledge, sell the pledged debt securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement. We may indemnify underwriters, dealers, agents or direct purchasers against certain liabilities, including liabilities under the Securities Act. Such underwriters, dealers, agents or direct purchasers may also be entitled to contribution with respect to payments they may be required to make in respect of those liabilities. Our underwriters, dealers, agents or direct purchasers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Legal matters

The validity of the debt securities to be offered by this prospectus will be passed upon for us by White & Case LLP, New York, New York.

Experts

The financial statements of First American Financial Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution.

The following table sets forth the estimated expenses, other than underwriting discounts and commissions, currently anticipated to be payable by the registrant in connection with the sale of the debt securities being registered hereby. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$	*
Trustee fees		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

**	The estimated amounts of fees and expenses to be incurred in connection with any offering of debt securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of directors and officers.

The Delaware General Corporation Law, or DGCL, authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breaches of fiduciary duty as a director. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our bylaws provide that we shall indemnify any of our directors or officers who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company. Our bylaws also provide for the advancement to directors and officers of expenses incurred in defending any proceeding in advance of its final disposition. We are authorized to carry insurance protecting us, any director, officer, employee or agent, or another corporation or organization, against any expense, liability or loss, whether or not we would have the power to indemnify the person or entity. In addition, we maintain customary directors’ and officers’ liability insurance.

The bylaws also provide that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that any repeal or modification of the bylaws’ indemnification provisions shall be prospective only and shall not adversely affect the rights of any director or officer in effect at the time of any act or omission occurring prior to such repeal or modification.

In addition to the above, we may enter into one or more agreements with any person to provide for indemnification greater or different than that which is provided for in the certificate of incorporation or the bylaws.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference.

Exhibit number	Exhibit description

1.1	Form of Underwriting Agreement for debt securities.(1)

4.1	Indenture, dated as of January 24, 2013, between First American Financial Corporation and U.S. Bank National Association, as Trustee, relating to the Company’s debt securities.

4.2	Form of debt security.(1)

5.1	Opinion of White & Case LLP relating to the debt securities.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included as part of the signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for debt securities.

(1)	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report to be filed by the Company pursuant to the Exchange Act.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on January 24, 2013.

FIRST AMERICAN FINANCIAL CORPORATION

By:	/s/ Dennis J. Gilmore
Name:	Dennis J. Gilmore
Title:	Chief Executive Officer
(Principal Executive Officer)

Power of attorney

Each person whose signature appears below constitutes and appoints Kenneth D. DeGiorgio, acting severally, as his or her attorney-in-fact and agent, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis J. Gilmore Dennis J. Gilmore	Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2013

/s/ Max O. Valdes Max O. Valdes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 16, 2013

/s/ Parker S. Kennedy Parker S. Kennedy	Chairman of the Board of Directors	January 16, 2013

/s/ Anthony K. Anderson Anthony K. Anderson	Director	January 16, 2013

/s/ George L. Argyros George L. Argyros	Director	January 16, 2013

Signature	Title	Date

/s/ William G. Davis William G. Davis	Director	January 16, 2013

/s/ James L. Doti James L. Doti	Director	January 16, 2013

/s/ Lewis W. Douglas, Jr. Lewis W. Douglas, Jr.	Director	January 16, 2013

/s/ Michael D. Mckee Michael D. Mckee	Director	January 16, 2013

/s/ Thomas V. McKernan Thomas V. McKernan	Director	January 16, 2013

/s/ Herbert B. Tasker Herbert B. Tasker	Director	January 16, 2013

/s/ Virginia M. Ueberroth Virginia M. Ueberroth	Director	January 16, 2013

Exhibit index

Exhibit number	Exhibit description

1.1	Form of Underwriting Agreement for Debt Securities.(1)

4.1	Indenture, dated as of January 24, 2013, between First American Financial Corporation and U.S. Bank National Association, as Trustee, relating to the Company’s debt securities.

4.2	Form of debt security.(1)

5.1	Opinion of White & Case LLP relating to the securities.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included as part of the signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for debt securities.

(1)	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report to be filed by the Company pursuant to the Exchange Act.